Exhibit 99.1
For Immediate Release
Starwood Property Trust Reports Results for
Quarter Ended March 31, 2026
– Quarterly GAAP Earnings of $0.13 and Distributable Earnings (DE) of $0.39 per Diluted Share –
– Invested $2.5 Billion in the Quarter and $1.5 Billion After Quarter End –
– Dividend of $0.48 per Share for Over a Decade –
– Awarded 2025 Mortgage REIT of the Year by PERE Credit –
MIAMI BEACH, FL, May 8, 2026 /PRNewswire/ -- Starwood Property Trust, Inc. (NYSE: STWD) today announced operating results for the fiscal quarter ended March 31, 2026. The Company delivered first quarter GAAP net income of $51.9 million, and Distributable Earnings (a non-GAAP financial measure) was $147.3 million.

“In a period of broad global volatility, we believe real estate and infrastructure credit is an attractive and relatively stable place to invest capital,” said Barry Sternlicht, Chairman and CEO of Starwood Property Trust. “To that point, we remain active with $4.0 billion invested across our diversified portfolio year to date. As we move through 2026, we are focused on growing our earnings through disciplined origination, continued balance sheet optimization, and the best returning resolution of what we refer to as legacy assets.”

“Starwood Property Trust’s access to capital across multiple markets remains a defining advantage of our platform,” added Jeffrey DiModica, President of Starwood Property Trust. “During the quarter, we completed our seventh infrastructure CLO at a record tight credit spread, refinanced an existing ABS transaction at meaningfully lower cost, and, subsequent to quarter-end, closed a new net lease warehouse facility at attractive terms. Our proven ability to optimize the right side of our balance sheet has allowed us to continuously invest across cylinders regardless of market environment.”

Supplemental Schedules
The Company has published supplemental earnings schedules on its website in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders. Specifically, these materials can be found on the Company’s website in the Investor Relations section under “Quarterly Results” at www.starwoodpropertytrust.com.

Webcast and Conference Call Information
The Company will host a live webcast and conference call on Friday, May 8, 2026, at 10:00 a.m. Eastern Time. To listen to a live broadcast, access the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. The webcast is available at www.starwoodpropertytrust.com in the Investor Relations section of the website. The Company encourages use of the webcast due to potential extended wait times to access the conference call via dial-in.
To Participate via Telephone Conference Call:
Dial in at least 15 minutes prior to start time.
Domestic: 1-877-407-9039
International: 1-201-689-8470
Conference Call Playback:
Domestic: 1-844-512-2921
International: 1-412-317-6671
Passcode: 13758022
The playback can be accessed through May 22, 2026.
About Starwood Property Trust, Inc.
Starwood Property Trust (NYSE: STWD), an affiliate of global private investment firm Starwood Capital Group, is a leading diversified finance company with a core focus on the real estate and infrastructure sectors. As of March 31, 2026, the Company has successfully deployed over $117 billion of capital since inception and manages a portfolio of over $31 billion across debt and equity investments. Starwood Property Trust’s investment objective is to generate attractive and stable returns for shareholders, primarily through dividends, by leveraging a premiere global organization to identify and execute on the best risk adjusted returning investments across its target assets. Additional information can be found at www.starwoodpropertytrust.com.
Forward-Looking Statements
Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are developed by combining currently available information with our beliefs and assumptions and are generally identified by the words “believe,” “expect,” “anticipate” and other similar expressions.  Although Starwood Property Trust, Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, completion of pending investments and financings, continued ability to acquire additional investments, competition within the finance and real estate industries, availability of financing, and other risks detailed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as well as other risks and uncertainties set forth from time to time in the Company’s reports filed with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.
In light of these risks and uncertainties, there can be no assurances that the results referred to in the forward-looking statements contained herein will in fact occur. Except to the extent required by applicable law or regulation, we undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise.

Additional information can be found on the Company’s website at www.starwoodpropertytrust.com.

Contact:
Zachary Tanenbaum
Starwood Property Trust
Phone: 203-422-7788
Email: ztanenbaum@starwood.com

Starwood Property Trust, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations by Segment
For the three months ended March 31, 2026
(Amounts in thousands)

	Commercial and Residential Lending Segment	Infrastructure Lending Segment	Property Segment	Investing and Servicing Segment	Corporate	Subtotal	Securitization VIEs	Total
Revenues:
Interest income from loans	$310,314	$61,438	$—	$2,059	$—	$373,811	$—	$373,811
Interest income from investment securities	15,637	384	—	23,933	—	39,954	(34,516)	5,438
Servicing fees	112	—	—	51,619	—	51,731	(3,711)	48,020
Rental income	16,305	—	60,843	2,823	—	79,971	—	79,971
Other revenues	2,213	1,473	457	403	670	5,216	—	5,216
Total revenues	344,581	63,295	61,300	80,837	670	550,683	(38,227)	512,456
Costs and expenses:
Management fees	32	—	—	—	36,150	36,182	—	36,182
Interest expense	154,923	36,696	27,951	6,826	102,654	329,050	(144)	328,906
General and administrative	16,792	5,918	8,868	21,928	4,827	58,333	—	58,333
Costs of rental operations	13,216	—	7,260	2,658	—	23,134	—	23,134
Depreciation and amortization	4,237	10	28,078	1,150	251	33,726	—	33,726
Credit loss provision (reversal), net	586	(963)	—	—	—	(377)	—	(377)
Other expense	77	112	72	140	—	401	—	401
Total costs and expenses	189,863	41,773	72,229	32,702	143,882	480,449	(144)	480,305
Other income (loss):
Change in net assets related to consolidated VIEs	—	—	—	—	—	—	32,502	32,502
Change in fair value of servicing rights	—	—	—	1,004	—	1,004	(1,541)	(537)
Change in fair value of investment securities, net	451	—	—	(7,921)	—	(7,470)	7,559	89
Change in fair value of mortgage loans, net	(20,980)	—	—	8,312	—	(12,668)	—	(12,668)
Income from affordable housing fund investments	—	—	12,464	—	—	12,464	—	12,464
Earnings (loss) from unconsolidated entities	—	843	—	412	—	1,255	(437)	818
Gain on sale of investments and other assets, net	210	—	469	—	—	679	—	679
Gain (loss) on derivative financial instruments, net	16,363	89	2,276	242	(21,433)	(2,463)	—	(2,463)
Foreign currency (loss) gain, net	(6,115)	—	25	—	—	(6,090)	—	(6,090)
Loss on extinguishment of debt	—	(31)	(304)	—	—	(335)	—	(335)
Other (loss) income, net	(2,875)	51	(309)	—	—	(3,133)	—	(3,133)
Total other income (loss)	(12,946)	952	14,621	2,049	(21,433)	(16,757)	38,083	21,326
Income (loss) before income taxes	141,772	22,474	3,692	50,184	(164,645)	53,477	—	53,477
Income tax benefit (provision)	11,728	(50)	17	(7,750)	—	3,945	—	3,945
Net income (loss)	153,500	22,424	3,709	42,434	(164,645)	57,422	—	57,422
Net (income) loss attributable to non-controlling interests	(3)	—	(6,827)	1,286	—	(5,544)	—	(5,544)
Net income (loss) attributable to Starwood Property Trust, Inc.	$153,497	$22,424	$(3,118)	$43,720	$(164,645)	$51,878	$—	$51,878

Definition of Distributable Earnings
Distributable Earnings, a non-GAAP financial measure, is used to compute the Company’s incentive fees to its external manager and is an appropriate supplemental disclosure for a mortgage REIT. For the Company’s purposes, Distributable Earnings is defined as GAAP net income (loss) excluding non-cash equity compensation expense, the incentive fee due to the Company’s external manager, acquisition costs for successful acquisitions, depreciation and amortization of real estate and associated intangibles, any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period and, to the extent deducted from net income (loss), distributions payable with respect to equity securities of subsidiaries issued in exchange for properties or interests therein. The amount is adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash adjustments as determined by the Company’s external manager and approved by a majority of the Company’s independent directors. Refer to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 for additional information regarding Distributable Earnings.
Reconciliation of Net Income to Distributable Earnings
For the three months ended March 31, 2026
(Amounts in thousands except per share data)

	Commercial and Residential Lending Segment	Infrastructure Lending Segment	Property Segment	Investing and Servicing Segment	Corporate	Total
Net income (loss) attributable to Starwood Property Trust, Inc.	$153,497	$22,424	$(3,118)	$43,720	$(164,645)	$51,878
Add / (Deduct):
Non-controlling interests attributable to Woodstar II Class A Units	—	—	4,629	—	—	4,629
Non-controlling interests attributable to unrealized gains/losses	—	—	(1,307)	(4,745)	—	(6,052)
Non-cash equity compensation expense	3,084	752	1,995	1,425	6,738	13,994
Management incentive fee	—	—	—	—	5,567	5,567
Depreciation and amortization	4,273	—	28,574	1,192	—	34,039
Straight-line rent adjustment	—	—	(1,649)	114	—	(1,535)
Interest income adjustment for loans and securities	5,074	—	—	5,376	—	10,450
Consolidated income tax (benefit) provision associated with fair value adjustments	(11,728)	50	(17)	7,750	—	(3,945)
Other non-cash items	2	—	(82)	(406)	—	(486)
Reversal of GAAP unrealized and realized (gains) / losses on:
Loans	20,980	—	—	(8,312)	—	12,668
Credit loss provision (reversal), net	586	(963)	—	—	—	(377)
Securities	(451)	—	—	7,921	—	7,470
Woodstar Fund investments	—	—	(12,464)	—	—	(12,464)
Derivatives	(16,363)	(89)	(2,276)	(242)	21,433	2,463
Foreign currency	6,115	—	(25)	—	—	6,090
Earnings from unconsolidated entities	—	(843)	—	(412)	—	(1,255)
Sales of properties	(324)	—	(469)	—	—	(793)
Recognition of Distributable realized gains / (losses) on:
Loans	(368)	—	—	8,558	—	8,190
Securities	(86)	—	—	(5,254)	—	(5,340)
Woodstar Fund investments	—	—	18,821	—	—	18,821
Derivatives	12,635	31	(3,089)	276	(2,817)	7,036
Foreign currency	139	—	25	—	—	164
Earnings from unconsolidated entities	—	511	—	436	—	947
Sales of properties	(4,785)	—	(100)	—	—	(4,885)
Distributable Earnings (Loss)	$172,280	$21,873	$29,448	$57,397	$(133,724)	$147,274
Distributable Earnings (Loss) per Weighted Average Diluted Share	$0.45	$0.06	$0.08	$0.15	$(0.35)	$0.39

Starwood Property Trust, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet by Segment
As of March 31, 2026
(Amounts in thousands)

	Commercial and Residential Lending Segment	Infrastructure Lending Segment	Property Segment	Investing and Servicing Segment	Corporate	Subtotal	Securitization VIEs	Total
Assets:
Cash and cash equivalents	$44,239	$125,331	$33,521	$6,001	$81,193	$290,285	$—	$290,285
Restricted cash	322,650	22,909	3,085	412	26,721	375,777	—	375,777
Loans held-for-investment, net	16,214,754	3,066,806	—	—	—	19,281,560	—	19,281,560
Loans held-for-sale	2,218,429	—	—	104,511	—	2,322,940	—	2,322,940
Investment securities	639,401	30,301	—	1,236,128	—	1,905,830	(1,597,627)	308,203
Properties, net	1,039,257	—	2,778,893	40,984	—	3,859,134	—	3,859,134
Investments of consolidated affordable housing fund	—	—	1,729,433	—	—	1,729,433	—	1,729,433
Investments in unconsolidated entities	8,514	58,840	—	33,316	—	100,670	(15,112)	85,558
Goodwill	—	119,409	—	140,437	—	259,846	—	259,846
Intangible assets, net	2,670	—	392,643	70,136	—	465,449	(38,794)	426,655
Derivative assets	24,074	—	—	219	7,958	32,251	—	32,251
Accrued interest receivable	168,183	8,160	—	218	847	177,408	—	177,408
Other assets	329,455	42,273	131,023	(15,547)	51,262	538,466	—	538,466
VIE assets, at fair value	—	—	—	—	—	—	32,399,812	32,399,812
Total Assets	$21,011,626	$3,474,029	$5,068,598	$1,616,815	$167,981	$31,339,049	$30,748,279	$62,087,328
Liabilities and Equity
Liabilities:
Accounts payable, accrued expenses and other liabilities	$207,080	$36,017	$117,476	$38,940	$137,872	$537,385	$—	$537,385
Related-party payable	—	—	—	—	33,708	33,708	—	33,708
Dividends payable	—	—	—	—	180,900	180,900	—	180,900
Derivative liabilities	63,970	—	—	—	15,460	79,430	—	79,430
Secured financing agreements, net	9,846,525	587,374	533,953	596,988	2,224,516	13,789,356	(19,780)	13,769,576
Securitized financing, net	1,874,602	1,809,126	1,398,169	—	—	5,081,897	—	5,081,897
Unsecured senior notes, net	—	—	—	—	4,287,646	4,287,646	—	4,287,646
VIE liabilities, at fair value	—	—	—	—	—	—	30,768,059	30,768,059
Total Liabilities	11,992,177	2,432,517	2,049,598	635,928	6,880,102	23,990,322	30,748,279	54,738,601
Temporary Equity: Redeemable non-controlling interests	—	—	357,487	—	—	357,487	—	357,487
Permanent Equity:
Starwood Property Trust, Inc. Stockholders’ Equity:
Common stock	—	—	—	—	3,793	3,793	—	3,793
Additional paid-in capital	2,122,871	665,085	381,367	(941,857)	4,747,155	6,974,621	—	6,974,621
Treasury stock	—	—	—	—	(157,958)	(157,958)	—	(157,958)
Retained earnings (accumulated deficit)	6,885,579	376,427	2,074,321	1,802,916	(11,305,111)	(165,868)	—	(165,868)
Accumulated other comprehensive income	10,881	—	—	—	—	10,881	—	10,881
Total Starwood Property Trust, Inc. Stockholders’ Equity	9,019,331	1,041,512	2,455,688	861,059	(6,712,121)	6,665,469	—	6,665,469
Non-controlling interests in consolidated subsidiaries	118	—	205,825	119,828	—	325,771	—	325,771
Total Permanent Equity	9,019,449	1,041,512	2,661,513	980,887	(6,712,121)	6,991,240	—	6,991,240
Total Liabilities and Equity	$21,011,626	$3,474,029	$5,068,598	$1,616,815	$167,981	$31,339,049	$30,748,279	$62,087,328